Exhibit 4.3

                               [FORM OF WARRANT]

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT AND THE SECURITIES LAW. THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH THE SECURITIES LAW OF ANY STATE OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION AND COMPLIANCE ARE NOT REQUIRED.

                                                            Warrant to Purchase
                                                            _________ Shares of
                                                            Common Stock
                                                            As Herein Described


                       WARRANT TO PURCHASE COMMON STOCK OF

                       CHECKERS DRIVE-IN RESTAURANTS, INC.

      This is to certify that, for value received,________ or registered assigns (in each case, the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Checkers Drive-In Restaurants, Inc., a Delaware corporation (the "Company"), at any time during the period from the date hereof (the "Commencement Date") to 5:00 p.m., California time, on November 22, 2002 (the "Expiration Date"), at which time this Warrant shall expire and become void, ________ shares ("Warrant Shares") of the Company's Common Stock (the "Common Stock"). This Warrant shall be exercisable at $.75 per share (the "Exercise Price"). The number of shares of Common Stock to be received upon exercise of this Warrant and the Exercise Price shall be adjusted from time to time as set forth below. This Warrant also is subject to the following terms and conditions:

      1.    Exercise of Warrant.
            -------------------

            1.1 EXERCISE AND PAYMENT. This Warrant may be exercised in whole or in part at any time from and after the date hereof and before the Expiration Date, but if such date is a day on which federal or state chartered banking institutions located in the State of California are authorized to close, then on the next succeeding day which shall not be such a day. Exercise shall be by presentation and surrender to the Company at its principal office, or at the office of any transfer agent designated by the Company, of (i) this Warrant,
(ii) the attached exercise form properly executed, and (iii) either (A) a bank check for the Exercise Price for the number of Warrant Shares specified in the exercise form, or (B) cancellation of indebtedness of the Company to the Holder



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in an amount  equal to the  Exercise  Price for the  number  of  Warrant  Shares specified in the exercise form, provided that such cancellation of indebtedness shall be applied against the payments next due thereunder or (C) any combination of the consideration specified in the foregoing clauses (A) and (B). If this Warrant is exercised in part only, the Company or its transfer agent shall, upon surrender of the Warrant, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remaining number of Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant in proper form for exercise, accompanied by payment as aforesaid, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

            1.2 NET ISSUE EXERCISE. Notwithstanding any provisions in this Warrant to the contrary, in lieu of exercising this Warrant for cash, the Holder shall have the right, upon its written request delivered or transmitted to the Company together with this Warrant, to exchange this Warrant, in whole or in part at any time or from time to time on or prior to the Expiration Date, for the number of shares of Common Stock designated by such Holder less the number of shares having an aggregate fair market value (determined as set forth in Section 3 hereof) on the date of such exchange equal to the aggregate Exercise Price the Holder would have paid to the Company to purchase such designated number of Warrant Shares, and, if a balance of purchasable Warrant Shares remains after such exchange, the Company shall execute and deliver to the Holder a new Warrant evidencing the right of the Holder to purchase such balance of Warrant Shares. No payment of any cash or other consideration shall be required. Such exchange shall be effective upon the date of receipt by the Company of the original Warrant surrendered for cancellation and a written request from the Holder that the exchange pursuant to this Subsection be made, or at such later date as may be specified in such request.

      2. RESERVATION OF SHARES. The Company shall, at all times until the expiration of this Warrant, reserve for issuance and delivery upon exercise of this Warrant the number of Warrant Shares which shall be required for issuance and delivery upon exercise of this Warrant. The Company covenants that the shares of Common Stock issuable on exercise of the Warrant shall be duly and validly issued and fully paid and non-assessable and free of liens, charges and all taxes with respect to the issue thereof, and that upon issuance, such shares shall be listed on each national securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

      3. FRACTIONAL INTERESTS. The Company shall not issue any fractional shares or script representing fractional shares upon the exercise or exchange of this Warrant. With respect to any fraction of a share resulting from the exercise or exchange hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current fair market value per share of Common Stock (herein, the "Market Price Per Share"), determined as follows:

                  (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or is listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the current fair market value shall be the average of the per share closing sales prices of the Common Stock on such exchange or NASDAQ for the 20 consecutive trading days ending on the last trading day prior to the date of exercise of this Warrant;

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                  (b) If the  Common  Stock  is not so  listed  or  admitted  to unlisted trading privileges or quoted on NASDAQ, the current fair market value shall be the average of the mean of the bid and asked prices reported for the 20 consecutive trading days ending on the last trading day prior to the date of the exercise of this Warrant (i) by NASDAQ, or (ii) if reports are unavailable under clause (i) above, by the National Quotation Bureau Incorporated; or

                  (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current fair market value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Company's Board of Directors in good faith.

      4. NO RIGHTS AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any rights as a stockholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein. Nothing herein concerning the rights or privileges of the Holder hereof shall give rise to any liability of such Holder for the purchase price of any Warrant Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

      5.    Adjustments.
            -----------

            5.1 SUBDIVISION OR COMBINATION OF SHARES. If the Company is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of Warrant Shares shall be increased or reduced, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all of the Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

            5.2 DIVIDENDS IN COMMON STOCK OR SECURITIES CONVERTIBLE INTO COMMON STOCK. If the Company declares a dividend or distribution on Common Stock payable in Common Stock or securities convertible into Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased, as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend shall equal the aggregate amount so payable immediately before such record date.

            5.3   DISTRIBUTIONS OF OTHER SECURITIES OR PROPERTY.

                  (a) OTHER SECURITIES. If the Company distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any of its securities (other than Common Stock or securities convertible into Common Stock) or any evidence of indebtedness, then in each case, the number of Warrant Shares thereafter purchasable upon exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable by a fraction, of which the numerator shall be the then

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Market Price Per Share of Common Stock (as determined  pursuant to Section 3) on the record date mentioned below in this Section 5.3(a), and of which the denominator shall be the then Market Price Per Share of Common Stock on such record date, less the then fair value (as determined by the Board of Directors of the Company in good faith) of the portion of the shares of the Company's capital stock or evidences of indebtedness distributable with respect to each share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively as of the record
date  for  the   determination   of   shareholders   entitled  to  receive  such
distribution.

                  (b) PROPERTY. If the Company distributes to the holders of its Common Stock, other than as a part of its dissolution or liquidation or the winding up of its affairs, any of its assets (including cash), the Exercise Price per Warrant Share shall be reduced, without any further action by the parties hereto, by the Per Share Value (as hereinafter defined) of the dividend or distribution. For the purposes of this Section 5.3(b), the "Per Share Value" of any dividend or distribution other than cash shall be equal to the fair market value of such non-cash distribution divided by the number of shares of Common Stock outstanding and securities convertible into Common Stock as determined in good faith by the Board of Directors of the Company; for dividends or distributions of cash, the Per Share Value thereof shall be the cash distributed per share of Common Stock.

            5.4 RIGHTS OFFERING. If the Company offers rights or warrants to the holders of Common Stock which entitle them to subscribe to or purchase additional Common Stock or securities convertible into Common Stock then:

                  (a) If the price per share (together with the value of the consideration, if any, paid for such rights or warrants) is lower on the record date referred to below than the then Market Price Per Share of Common Stock, the number of Warrant Shares thereafter purchasable upon the exercise of the Warrant shall be determined by multiplying the number of Warrant Shares immediately theretofore purchasable upon exercise of the Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then Market Price Per Share of Common Stock. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective retroactively as of the record date for the determination of shareholders entitled to receive such rights or warrants.

                  (b) If, however, the price per share (together with the value of the consideration, if any, paid for such rights or warrants) is not lower on such record date than the then Market Price Per Share of Common Stock, the Company shall give written notice of any such proposed offering to the Holder at least fifteen days prior to the proposed record date in order to permit the Holder to exercise this Warrant on or before such record date. There shall be no adjustment in the number of shares of Common Stock for which this Warrant may be exercised, or in the Exercise Price, by virtue of any such distribution.

                  (c) There shall be no adjustment in the number of shares of Common Stock for which this Warrant may be exercised, or in the Exercise Price, by virtue of this Section 5.4 in connection with the Rights Offering contemplated by the Credit Agreement (as defined in Section 14 below); provided,
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

however, that the distribution of such rights offering is completed by June 22, 1997.
            5.5 MERGER, SALE OF ASSETS. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 5. The foregoing provisions of this Section 5.5 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

            5.6 RECLASSIFICATION. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 5.

            5.7 LIQUIDATION, ETC. If the Company shall, at any time before the expiration of this Warrant, dissolve, liquidate or wind up its affairs, or otherwise declare a dividend, or make a distribution to the holders of its Common Stock generally, whether in cash, property or assets of any kind, including any dividend payable in stock or securities of any other issuer owned by the Company (excluding regularly payable cash dividends declared from time to time by the Company's Board of Directors or any dividend or distribution referred to in Section 5.2 or Section 5.3), the Exercise Price shall be reduced, without any further action by the parties hereto, by the Per Share Value (as hereinafter defined) of the dividend. For purposes of this Section 5.7, the "Per Share Value" of a cash dividend or other distribution shall be the dollar amount of the distribution on each share of Common Stock and the "Per Share Value" of
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any dividend or  distribution  other than cash shall be equal to the fair market value of such non-cash distribution on each share of Common Stock as determined in good faith by the Board of Directors of the Company.

            5.8   Dilutive Issuances.
                  ------------------

                  (a) Upon each issuance (or deemed issuance as provided below) by the Company of any shares of Common Stock (the "Additional Stock") after the date hereof, other than "Excluded Stock" (as defined below), for a consideration per share less than the Exercise Price in effect immediately prior to the issuance, the Exercise Price in effect immediately prior to each issuance shall forthwith be adjusted to a price determined by multiplying the Exercise Price by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Stock plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of shares of Additional Stock so issued would purchase at the Exercise Price in effect immediately prior to such issuance, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance of Additional Stock plus the number of shares of such Additional Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance of Additional Stock shall be calculated on a fully diluted basis, as if all convertible securities had been fully converted into shares of Common Stock immediately prior to such issuance, and any outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to convertible securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the respective conversion or exercise prices (or other conversion ratios) resulting from the issuance of the Additional Stock causing the adjustment in question.

                  (b) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                  (c) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

                  (d) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 5.8:

                        (i) The aggregate maximum number of shares of Common Stock deliverable upon exercise (whether or not then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration, if any, received by
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      the Company  upon the  issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

                        (ii) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (whether or not then convertible or exchangeable) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights.

                        (iii) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Exercise Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                        (iv) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                        (v) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subparagraphs (i) and (ii) above shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subparagraphs
      (iii) or (iv) above.

                  (e)   The term "Excluded Stock" shall mean:

                        (i) shares of Common Stock issued or issuable upon exercise of the Warrant or the Warrants containing terms substantially identical to this Warrant issued to the other Lenders (as that term is defined in that certain Amended and Restated Credit Agreement dated of even date herewith, between CKE Restaurants, Inc., for itself and as agent, and the Company);

                        (ii) shares of Common Stock issued or issuable in a public offering registered under the Securities Act;

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                        (iii) shares of Common Stock or related options exercis-
able for such Common Stock issued to employees, officers, and directors of, and consultants, customers, and vendors to, the Company, pursuant to an arrangement approved by the Board of Directors of the Company;

                        (iv) shares of Common Stock issued pursuant to a trans-action described in Sections 5.1, 5.2, 5.4 or 5.6 above; and

                        (v) shares of Common Stock issued or issuable in con-nection with the acquisition by the Company of all of the outstanding voting stock or substantially all of the assets of another entity.

            5.9 ADJUSTMENT OF EXERCISE PRICE. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted, the Exercise Price with respect to the Warrant Shares shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

            5.10 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant or the Exercise Price of the Warrant Shares is adjusted as provided herein, the Company shall mail to the Holder a notice of such adjustment or adjustments, prepared and signed by the Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of the Warrant and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

            5.11 LIMITATION ON ADJUSTMENTS. No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Warrant Shares purchasable upon the exercise of this Warrant; provided, however, that any adjustments which by reason of this paragraph 5.11 are not required to be made shall be carried forward and taken into account in any subsequent adjustment or in any subsequent exercise in whole or in part of the Warrant.

      6. NOTICES TO HOLDER. So long as this Warrant shall be outstanding (a) if the Company shall pay any dividends or make any distribution upon the Common Stock otherwise than in cash or (b) if the Company shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any similar rights or (c) if there shall be any capital reorganization of the Company in which the Company is not the surviving entity, recapitalization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company, then in such event, the Company shall cause to be mailed to the Holder, at least twenty days prior to the relevant date described below (or such shorter period as is reasonably possible if twenty days is not reasonably possible), a notice containing a description of the proposed action and stating the date or expected date on which a record of the Company's stockholders is to be taken for the purpose of any such dividend, distribution of rights, or such reclassification,



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

reorganization, consolidation, merger, conveyance, lease or transfer, dissolution, liquidation or winding up is to take place, the effect of the action, to the extent such effect may be known on the date of such notice on the Exercise Price and the kind and amount of shares of stock or other securities or property deliverable on the exercise of the Warrant, and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event. All such notices shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, and (ii) in the case of mailing, on the third business day following the date of such mailing.

      7.    Transfer or Loss of Warrant.
            ---------------------------

            7.1 TRANSFER. This Warrant may be transferred,  exercised, exchanged or assigned ("transferred"), in whole or in part, subject to the provisions of this Section 7.1. The Holder shall have the right to transfer all or a part of this Warrant and all or part of the Warrant Shares to its officers, directors or to its parent or subsidiary corporations. The Company shall register on its books any permitted transfer of the Warrant, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney. Upon any such registration of a transfer, new Warrant(s) shall be issued to the transferee(s) and the surrendered Warrant shall be cancelled by the Company. A Warrant may also be exchanged, at the option of the Holder, for one or more new Warrants representing the aggregate number of Warrant Shares evidenced by the Warrant surrendered. This Warrant and the Warrant Shares or any other securities ("Other Securities") received upon exercise of this Warrant or the conversion of the Warrant Shares shall be subject to restrictions on transferability unless registered under the Securities Act of 1933, as amended (the "Securities Act"), or unless an exemption from registration is available. Until this Warrant and the Warrant Shares are so registered, this Warrant and any certificate for Warrant Shares issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, stating that this Warrant or the Warrant Shares may not be sold, transferred or otherwise disposed of unless, in the opinion of counsel satisfactory to the Company, which may be counsel to the Company, that the Warrant or the Warrant Shares may be transferred without such registration. This Warrant and the Warrant Shares may also be subject to restrictions on transferability under applicable state securities or blue sky laws. Until the Warrant and the Warrant Shares are registered under the Securities Act, the Holder shall reimburse the Company for its expenses, including attorneys' fees, incurred in connection with any transfer or assignment, in whole or in part, of this Warrant or any Warrant Shares.

            7.2 COMPLIANCE WITH LAWS. Until this Warrant or the Warrant Shares are registered under the Securities Act, the Company may require, as a condition of transfer of this Warrant or the Warrant Shares that the transferee (who may be the Holder in the case of an exchange) represent that the securities being transferred are being acquired for investment purposes and for the transferee's own account and not with a view to or for sale in connection with any distribution of the security. The Company may also require that the transferee provide written information adequate to establish that the transferee is an "accredited investor" within the meaning of Regulation D issued under the Securities Act, or otherwise meets all qualifications necessary to comply with exemptions to the Securities Act and Securities Laws, all as determined by counsel to the Company.
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
            7.3 LOSS OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of reasonable satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver, or instruct the Transfer Agent to execute and deliver, a new Warrant of like tenor and date, any such lost, stolen or destroyed Warrant thereupon shall become void.

      8. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times, in good faith, take all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

      9. NOTICES. Notices and other communications to be given to the Holder shall be deemed sufficiently given if delivered by hand, or two business days after mailing if mailed by registered or certified mail, postage prepaid, addressed in the name and at the address of such Holder appearing on the records of the Company. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or two business days after mailing if mailed by registered or certified mail, postage prepaid, to the Company at:

                        600 Cleveland Street, Suite 800
                        Clearwater, Florida 34615

Either party may change the address to which notices shall be given by notice pursuant to this Section 9.

      10. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

      11. REGISTRATION RIGHTS. Upon exercise of this Warrant, the Holder shall have and be entitled to exercise rights of registration pursuant to that certain Registration Rights Agreement dated of even date herewith.

      12. COMPLIANCE WITH SECURITIES LAWS. The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale. All shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend substantially the same as the legend imprinted on the face of this Warrant.

      13. COMPLIANCE WITH H-S-R ACT. The Company covenants and agrees that it will make any and all filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and any and all rules promulgated thereunder, as from time to time may be amended, that may be necessary or required for issuance and delivery of the Warrant Shares upon exercise of this Warrant.

      14. CONDITION TO EXERCISE. Notwithstanding anything herein to the contrary, the Holder shall not be entitled to exercise this Warrant if (a) CKE Restaurants, Inc. ("CKE") shall then be in breach of its obligations under the Amended and Restated Credit Agreement, dated as of even date herewith, by and among the Company, CKE, as Agent, and the Lenders identified therein (the "Credit Agreement"), to make a Revolving Participated Loan (as such term is defined in the Credit Agreement) and such breach shall not have been cured, or
(b) CKE, KCC Delaware and Fidelity National Financial, Inc. shall then be in breach of their obligations under Section 2.03(d) of the Credit Agreement to purchase shares of Common Stock of the Company in connection with a Rights Offering (as defined in the Credit Agreement) if such Rights Offering shall have been timely made by the Company as provided in the Credit Agreement, and such breach shall not have been cured.

      IN WITNESS WHEREOF, the Company has executed this Warrant as of November 22, 1996.

                                    CHECKERS DRIVE-IN RESTAURANTS, INC.


                                    By:  _______________________________________

                                         Its:  _________________________________

                                     Annex A




                               [FORM OF EXERCISE]

                    (To be executed upon exercise of Warrant)

       The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase______ shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of Checkers Drive-In Restaurants, Inc. in the amount of $__________. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of , whose address is ____________________________. If such number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the shares of Common Stock be registered in the name of _______________________, whose address is _______________________, and that such Warrant Certificate be delivered to
_____________________, whose address is  _____________________________.



Dated:

                                    Signature:__________________________________
                                    (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate.)



____________________________________
(Insert Social Security or Taxpayer
Identification Number of Holder.)














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